L. VAN STILLMAN, P.A.                    1177 George Bush Boulevard, Suite 308
Attorney-At-Law                                DELRAY BEACH, FLORIDA 33483
                                                Telephone (561) 330-9903
L. Van Stillman                                 Facsimile (561) 330-9116
Admitted in Florida and Pennsylvania            E-Mail van@stillman.net
                                                       ----------------


                             September 14, 2000

INFE.COM, Inc.
8000 Towers Crescent Drive
Suite 640
Vienna, Va.  22182


RE:  INFE.COM, Inc.
     REGISTRATION STATEMENT SB-2 (FILE NO. [000-28729])

Gentlemen:

     At your request, I have examined the Registration Statement on Form SB-2 (the "Registration Statement") filed by INFE.COM, Inc. (the "Company"), a Florida corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 9,610,100 shares of Common Stock, .0001 par value, of the Company (the "Common Stock") to be sold by certain selling shareholders of the Company and offered by the Company for sale to the public, as identified in the Registration Statement.

     As your corporate counsel, and in connection with the preparation of this opinion, I have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock, as I deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is my opinion that the shares of Common Stock to be sold by the selling shareholders and the Company will, when sold, be legally issued, fully paid, and nonassessable and that the Company has the power, and has properly issued the Shares.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                         Very truly yours,
                                         LAW OFFICE OF L. VAN STILLMAN, P.A.

                                         /s/ L. Van Stillman
                                         L. Van Stillman, Esq.
LVS:kni